Exhibit 10.3

SUBSCRIPTION AGREEMENT

THE PROMISSORY NOTE OFFERED HEREBY BY EONS, INC. (THE “COMPANY”) AND THE SHARES OF CAPITAL STOCK ISSUABLE UPON CONVERSION THEREOF (THE “SHARES”) HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) NOR ANY STATE SECURITIES REGULATORY AGENCY, NOR HAS THE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF ANY OFFERING MATERIALS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE PROMISSORY NOTE OFFERED HEREBY AND THE SHARES HAVE NOT BEEN REGISTERED FOR OFFERING AND SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE PROMISSORY NOTE AND THE SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY AN INVESTOR EXCEPT IN COMPLIANCE WITH THE FEDERAL AND RELEVANT STATE SECURITIES LAWS AND THE REQUIREMENTS AND LIMITATIONS IN THE SUBSCRIPTION AGREEMENT, IF ANY, AS WELL AS A SATISFACTORY OPINION OF COUNSEL REGARDING SAME.

AN INVESTMENT IN THE PROMISSORY NOTE OFFERED HEREIN AND THE SHARES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK OF LOSS.  THE PROMISSORY NOTE AND THE SHARES ARE NOT FREELY TRANSFERABLE AND NO MARKET FOR THE PROMISSORY NOTE OR THE SHARES EXISTS OR IS EXPECTED TO DEVELOP.  THE PROMISSORY NOTE SHOULD BE PURCHASED ONLY BY PERSONS OF SUBSTANTIAL MEANS WHO HAVE NO NEED FOR LIQUIDITY WITH RESPECT TO THIS INVESTMENT, WHO CAN HOLD THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME, AND WHO CAN BEAR THE ECONOMIC RISK OF A TOTAL LOSS OF THEIR INVESTMENT.

NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OF ANY KIND WHATSOEVER CONCERNING THE COMPANY OR THIS OFFERING OTHER THAN THE REPRESENTATIONS CONTAINED OR REFERRED TO HEREIN, AND, IF GIVEN OR MADE, SUCH OTHER REPRESENTATIONS OR INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.  THIS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE TO ANY PERSON TO WHOM SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS AGREEMENT AS LEGAL ADVICE.  EACH INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN ATTORNEY OR BUSINESS ADVISOR AS TO THE LEGAL, TAX AND OTHER CONSIDERATIONS RELATING TO AN INVESTMENT IN THE PROMISSORY NOTE AND THE SHARES.

NOTICE TO NEW YORK RESIDENTS

                THIS AGREEMENT HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE.  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.  THIS AGREEMENT DOES NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY ARE MADE, NOT MISLEADING.  IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

SUBSCRIPTION AGREEMENT

2005 Bridge Loan Financing

This is a limited offering by Eons, Inc., a Delaware corporation (the “Company”), of a Convertible Promissory Note in the aggregate principal amount of $300,000, with terms as set forth in Exhibit A (the “Promissory Note”).

The Promissory Note is being offered in connection with the Company’s July 2005 financing (the “Offering”) in which the Company is proposing to issue certain of the Company’s securities to various third party investors on the date hereof.

Subject to the terms and conditions contained in this Subscription Agreement (the “Agreement”), the undersigned (the “Subscriber”) hereby irrevocably subscribes (the “Subscription”) to purchase the Promissory Note from the Company for a total subscription price equal to Three Hundred Thousand dollars ($300,000) (the “Total Subscription Price”).

1.       GENERAL

1.1          Payment; Acceptance of Subscriptions.  At the Closing (as defined below), the Subscriber shall deposit with the Company, payment of the Total Subscription Price via wire transfer, certified check or bank check.  By signing below, the Company agrees to issue the Promissory Note to the Subscriber at the Closing.

1.2          Closing.  Subject to the satisfaction of the conditions to Closing specified in Section 1.5 below, this Agreement constitutes an irrevocable offer by the Subscriber to purchase the Promissory Note offered hereby and the irrevocable commitment of the Company to issue and sell such Promissory Note.  The purchase and sale of the Promissory Note hereunder shall take place on the date hereof at a closing (the “Closing”) promptly following satisfaction of the conditions to Closing specified in Section 1.5 below.

1.3          Authorization.  The Company has duly authorized the sale and issuance, pursuant to the terms of this Offering, of the Promissory Note.

1.4          Reliance by Company.  The Company may rely, and shall be protected in acting upon, any papers or other documents that may be submitted to the Company by or on behalf of the Subscriber in connection with the Promissory Note and which are believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Company shall not have any liability or responsibility with respect to the form, execution, or validity thereof.

1.5          Conditions to Closing.  The Subscriber’s obligation to purchase the Promissory Note at the Closing hereunder is subject to the Company having delivered to the Subscriber (i) a fully executed copy of this Agreement and the Right of First Refusal Agreement by and among the Company, the Subscriber and each of the other investors in connection with the Offering (the “Right of First Refusal Agreement”), (ii) the Promissory Note purchased hereunder and registered in the Subscriber’s name,  (iii) fully executed copies of the investment documents by and between the Company and General Catalyst Partners or its affiliated funds (“GCP”) providing for GCP’s purchase of certain securities of the Company, each in a form reasonably acceptable to the Subscriber, and  (iv) fully executed copies of the investment documents by and between the Company and Jeffrey C. Taylor (“Taylor”) providing for Taylor’s purchase of certain securities of the Company, each in a form reasonably acceptable to the Subscriber.

1.6          Further Undertakings.  Each party shall undertake to execute and deliver to the other party within five (5) days after receipt of the request thereof, such further designations, powers of attorney and other instruments as are necessary or appropriate to carry out the provisions of this Agreement.

1.7          Exemption from Registration Provisions.  The Subscriber acknowledges that the Promissory Note is being sold to him, her or it pursuant to exemptions from the registration provisions of the Securities Act of 1933, as amended (the “Act”), and the securities laws of the state of his, her or its legal residence, in reliance upon the representations made by the Subscriber herein.

2.                                      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER.

The Subscriber represents, warrants and covenants to the Company as follows:

2.1          Enforceability.  This Agreement constitutes a valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms, except to the extent that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2.2          Authorization.  The Subscriber has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Subscriber.  Except for approvals already obtained and in full force and effect, consummation of the transactions contemplated hereby will not require the approval of any third person.

2.3          No Violation.  The execution, delivery and performance by the Subscriber of this Agreement and the consummation of the transactions contemplated hereby will not result in any third person or entity having the right to cause all or a portion of the Subscriber’s Total Subscription Price to be rescinded, whether by the Subscriber or otherwise.

2.4          Representations in the Agreement.  All representations and warranties contained in or made pursuant to this Agreement, or contained in any certificate, agreement or other document delivered in connection herewith, by or on behalf of the Subscriber, were, are and will be, true and correct on the date hereof.

2.5          Tax Consequences.  The Subscriber confirms and warrants to the Company that it is relying on its own advisors with respect to all income tax consequences of its subscription hereby, and acknowledges that the Company has not offered or provided any tax, legal, investment or other advice to it in connection herewith except as expressly set forth in this Agreement.

2.6          Risk Factors.  The Subscriber represents and warrants that he, she or it has been offered the opportunity to ask questions of representatives of the Company regarding the business, affairs and prospects of the Company and the terms of the Promissory Note, that the Subscriber fully understands the speculative nature of this investment and that the Subscriber may suffer a complete loss of the value of the Subscriber’s investment in the Promissory Note.

2.7          Covenant to Execute Financing Documents.  The Subscriber hereby covenants and agrees that in connection with any conversion of the Promissory Note, the Subscriber shall deliver to the Company all documents required to be executed by any other purchasers of the equity securities issued in a Qualified Financing (as defined in the Promissory Note), including without limitation, any stock purchase, shareholders or investor rights agreements, it being understood that the Subscriber shall have an opportunity to review and comment on such documents prior to their execution, and that the Company agrees to reasonably consider such comments.

3.                                      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

The Company hereby represents, warrants and covenants to the Subscriber as follows:

3.1          Corporate Organization.

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted, and, as of the Closing, will be duly qualified to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company.

(b)           The Company’s Board of Directors has adopted resolutions that remain in effect and have not been modified, revoked or rescinded by any subsequent action of the Company authorizing (i) the execution, delivery and performance by the Company of this Agreement and the Right of First Refusal Agreement and the performance by the Company of each of the obligations of the Company assumed hereby and thereby, and (ii) the issuance of the Promissory Note in exchange for the Subscriber’s Total Subscription Price hereunder.

3.2          Authorization.  The Company has the full corporate power and authority to execute and deliver this Agreement and the Right of First Refusal Agreement and to consummate the transactions contemplated hereby and thereby (including the issuance of the Promissory Note), and no other proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of such documents and the consummation of the transactions contemplated hereby and thereby (including the issuance of the Promissory Note).

3.3          Enforceability.  This Agreement , the Right of First Refusal Agreement and the Promissory Note constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

3.4          Use of Proceeds.  The Company will use the proceeds of the Subscriber’s purchase of the Promissory Note for working capital and general corporate purposes.

3.5          Capitalization.  As of the date hereof (immediately prior to the Closing), the authorized capital stock of the Company consists of (i) 7,500,000 shares of Common Stock, $.001 par value, of the Company (the “Common Stock”), of which 920,000 shares are issued and outstanding; and (ii) 2,500,000 shares of Preferred Stock, $.001 par value, of the Company, none of which are issued and outstanding.  Except as contemplated by the Offering Documents (as defined below), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of capital stock of the Company, and there are no rights of first refusal, co-sale, registration or other similar rights or voting commitments or restrictions with respect to the capital stock of the Company.  All of the issued and outstanding capital stock of the Company is held by Jeffery C. Taylor.  The shares of capital stock or other securities issued upon conversion or exchange of the Promissory Note, when delivered to the Subscriber in accordance with the terms hereof and thereof, shall be duly authorized by appropriate corporate action and shall constitute validly issued and outstanding securities of the Company.

3.6          No Operations; No Liabilities.  The Company has had no operations and has not entered into any contracts or other arrangements on or prior to date hereof, other than this Agreement, the Right of First Refusal Agreement, the Promissory Note and the other subscription agreements and other investment documents executed and delivered in connection with the Closing, as described in Section 1.5 (the “Offering Documents”) and that certain Standard Form Commercial Lease with Werner Bundschuh, Trustee of The Royalston Trust with regard to office space at The Muster House, 31 Fifth Street, Charlestown, Massachusetts (the “Office Lease”).  The Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than liabilities under the Office Lease, liabilities to counsel in connection with the formation of the Company, the filing of trademark registration applications and the consummation of the Offering, and miscellaneous additional expenses incurred by Jeffrey C.

Taylor not to exceed $5,000.  The investment documents delivered to the Subscriber described in Section 1.5 above, collectively with this Agreement and the Promissory Note, constitute all of the documents executed and delivered by the Company and the other investors in connection with the Offering.

3.7          Representations in the Agreement.  All representations and warranties contained in or made pursuant to this Agreement, or contained in any certificate, agreement or other document delivered in connection herewith, by or on behalf of the Company, were, are and will be, true and correct at the Closing.

3.8          No Other Warranties.  Except as expressly set forth in this Section 3, the Company makes no other representations and warranties, express or implied, to the Subscriber in connection with this Agreement or the transactions contemplated hereby.

4.             INVESTMENT REPRESENTATIONS; VALUATION.

4.1          Investment Representations.

(a)           The Subscriber and the Company understand and acknowledge hereby that the Promissory Note or the shares of capital stock issuable upon conversion or exchange of the Promissory Note have not been registered under the Act nor under any state securities laws, and that the Company is not obligated to register the Promissory Note or such shares of capital stock issuable upon conversion or exercise thereof on behalf of any Subscriber or to assist them in complying with any exemption from registration.

(b)           In connection with its decision to acquire the Promissory Note, the Subscriber represents and warrants, for itself, that it has had access to all information concerning the Company requested by it, and that it has been afforded access to all such information concerning the Company and the terms of the issuance of the Promissory Note that it considers necessary or appropriate to make such decision, and has been provided full opportunity to ask questions of, and receive answers from, each of the other parties hereto concerning same.

(c)           The Subscriber represents and warrants, for itself, that it is acquiring the Promissory Note for its own account, for investment, and not with a view toward any distribution, subdivision or fractionalization thereof.  The Subscriber represents and warrants, for itself, that it has not entered into any contract, undertaking, agreement or arrangement with any person or entity to distribute, sell, transfer or pledge to such person, entity or any other party the Promissory Note acquired by it hereby or any portion thereof, including any interest or any share of the Company’s profits, losses, or distributions thereunder, and the Subscriber represents, for itself, that it has no present plans to enter into such contracts, undertakings, agreements or arrangements, and that it will not sell or transfer, or purport to sell or transfer, the Promissory Note or any portion thereof acquired hereby without registration thereof under the Act and any applicable state securities laws, unless an exemption from registration is available.

(d)           The Subscriber represents and warrants that it is an “accredited investor” within the meaning of Regulation D under the Act and meets the criteria set forth in Rule 501(a).

4.2          Valuation; Other Terms.  The Subscriber understands and acknowledges hereby that the Company has not made and does not make hereby to the Subscriber any representation or warranty concerning the value of the Promissory Note.  The Subscriber acknowledges and agrees that the other investors purchasing securities in the Offering may purchase securities with terms and benefits more favorable to such investors than those granted to the Subscriber hereunder.

5.             PREEMPTIVE RIGHTS.

5.1          Subscriber Preemptive Rights.  In connection with the Qualified Financing (as defined in the Promissory Note), the Company hereby grants to the Subscriber a preemptive right to purchase (at the same time and on the same terms as GCP and any other investor purchasing the next largest portion of the New Securities in connection with such Qualified Financing) up to the Subscriber Applicable Percentage of the New Securities to be offered and issued in such Qualified Financing (which the Subscriber Applicable Percentage shall include the Subscriber Conversion Securities).  The Company shall provide the Subscriber with a copy of a letter of intent or term sheet relating to a Qualified Financing promptly following execution of the same and afford the Subscriber at least fifteen (15) days following delivery of such letter of intent or term sheet to notify the Company in writing as to the extent to which the Subscriber intends to participate in the Qualified Financing.  In the event that the Subscriber does not provide the Company with written notice within such 15-day period that it intends to exercise its right to participate in the Qualified Financing to the full extent permitted by this Section 5.1, the Company may permit Taylor or other third parties designated by Taylor to purchase the New Securities that otherwise would have been issued and sold to Subscriber pursuant to this Section 5.1 had the Subscriber exercised its rights hereunder in full.

5.2          Certain Definitions.  For purposes of this Section 5, the following terms shall have the following meanings: (a) “New Securities” means the shares of convertible preferred stock issued in the Qualified Financing, as well as any other securities issued in connection therewith or in respect thereof (other than any shares of capital stock of the Company of the class and/or series issuable upon conversion of such convertible preferred stock issued to GCP at the closing of the Qualified Financing); (b) “Subscriber Applicable Percentage” means (i) 7.5% in connection with any Qualified Financing with gross proceeds to the Company (including proceeds attributable to any convertible promissory notes that are converted into shares of capital stock of the Company in connection with such financing) up to and including $10,000,000 or (ii) 9% in connection with any Qualified Financing with gross proceeds to the Company (including proceeds attributable to any convertible promissory that are converted into shares of capital stock of the Company in connection with such financing) in excess of $10,000,000; and (c) “Subscriber Conversion Securities” means any New Securities issued to the Subscriber upon conversion of the Promissory Note in accordance with the terms thereof.

6.             MISCELLANEOUS PROVISIONS

6.1          Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, excluding its conflict of law principles.

6.2          Entire Agreement; Modification.  This Agreement constitutes the entire agreement between the parties and supersedes any prior understanding or agreements concerning the subject matter hereof.  This Agreement may be amended, modified, or terminated only by a written instrument signed by the parties hereto.

6.3          Waiver.  No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

6.4          Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and successors.

6.5          Unenforceability; Severability.  If any provision of this Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, to the maximum extent permissible, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.6          Assignment.  Neither party may assign this Agreement or its rights hereunder without the prior written consent of the Company and investors investing a majority-in-interest of the proceeds investing in the Company in connection with the Offering.

5.7          Multiple Subscribers.  If more than one Subscriber is signing this Agreement, each representation, warranty, and undertaking stated herein shall be the joint and several representation, warranty, and undertaking of each such person.  The Subscriber understands the meaning and legal consequences of the representations and warranties contained in this Agreement.

5.8          Notices.  All notices, requests, demands, and communications related to this Agreement will be deemed given if and when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, to the addresses indicated on the signature page of this Agreement.

5.9          Headings; Use of Speech.  Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provisions hereof.  All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require.

5.10        Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document binding all parties, notwithstanding that all parties are not signatories to the same counterpart.

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Subscription Agreement Signature Page

By executing and delivering this signature page, the undersigned hereby becomes a Subscriber hereunder, irrevocably agrees to purchase the subscribed for Promissory Note in accordance with the terms hereof and agrees to be bound by the terms and conditions of this Agreement.

MONSTER WORLDWIDE, INC.

	By:	/s/ Myron Olesnyckyj

Name: Myron Olesnyckyj

Date: July 15, 2005	Title: Senior Vice President

Name to appear on Promissory Note:	Record Address:

Monster Worldwide, Inc.	622 Third Avenue
New York, New York 10017

Subscription

Total Subscription Price: $300,000

*****

Agreed and Accepted with respect to the Subscription in the aggregate amount of $300,000:

EONS, INC.
57 River Street, Suite 204
Wellesley, Massachusetts 02481
c/o The Feinberg Law Group, LLC

Date: July 15, 2005	By:	/s/ Jeffrey C. Taylor

Name: Jeffrey C. Taylor

	Title:	President and Chief Executive Officer

Exhibit A

THIS NOTE AND ANY SECURITIES ACQUIRED UPON CONVERSION OF THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND THE REGISTRATION, QUALIFICATION AND FILING REQUIREMENTS OF ALL APPLICABLE JURISDICTIONS HAVE BEEN COMPLIED WITH OR UNLESS EONS, INC. HAS RECEIVED AN OPINION OF ITS COUNSEL OR LEGAL COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED OR THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION AND FILING IN ALL SUCH JURISDICTIONS.

CONVERTIBLE PROMISSORY NOTE

July 2005 Financing

$300,000	July 15, 2005

No. 002

FOR VALUE RECEIVED, Eons, Inc., a Delaware corporation, with its principal office address at 57 River Street, Suite 204, Wellesley, Massachusetts 02481, c/o The Feinberg Law Group, LLC (the “Maker”), promises to pay to the order of Monster Worldwide, Inc., a Delaware corporation, with its principal place of business at 622 Third Avenue New York, New York 10017 (the “Holder”), the principal sum of Three Hundred Thousand Dollars ($300,000) together with simple interest (“Interest”) on the unpaid principal balance of this Note from time to time outstanding at the rate of 5% per annum, until paid in full.  Interest on the outstanding principal amount of this Note shall be calculated on the basis of the actual number of days elapsed over an assumed 365 day year.  Interest shall accrue daily, and shall be due and payable upon the earlier to occur of (i) the Due Date (defined below) or (ii) the occurrence of an Event of Default, as set forth in Section 1 below.

Subject to the conversion rights set forth herein and Section 3 hereof, all outstanding principal under this Note, together with accrued and unpaid Interest thereon, shall be paid on December 31, 2006 (the “Due Date”).

This Note is being issued in connection with the Maker’s July 2005 financing (the “Financing”) pursuant to the terms of one or more Subscription Agreements, dated as of July 15, 2005, by and among the Maker and the Holder and the other purchasers of securities of the Maker in connection therewith, and may be converted into shares of capital stock of the Maker in accordance with the terms and conditions set forth in Section 1 below.

1.             Conversion.

(a)           Conversion upon a Qualified Financing.   Upon the initial closing of the Maker’s first Qualified Financing (as defined below) consummated after the date hereof, all of the outstanding principal and all accrued and unpaid Interest under this Note shall automatically, and without further action on the part of the Holder, be converted into a number of shares of convertible preferred stock issued in the Qualified Financing (the “Financing Conversion Securities”) determined by (A) dividing the entire amount of the outstanding principal plus accrued but unpaid interest under this Note, by the price paid by investors in such Qualified Financing for shares of the Financing Conversion Securities and (B) rounding to the nearest whole share any resulting fraction of a share.  A “Qualified Financing” shall mean any convertible preferred stock financing led by a venture capitalist or other institutional investor for the account of the Maker on an arm’s length basis which results in the Maker receiving immediately available gross proceeds in excess of $5,000,000 (excluding any proceeds attributable to promissory notes that are converted into shares of capital stock of the Company in connection with such financing (including this Note)) to be used for working capital and other general corporate purposes.

(b)           Conversion Procedures.  To effect the conversion of this Note in accordance with Section 1(a), promptly upon receipt of notice from the Maker indicating that the outstanding principal and all accrued and unpaid Interest under this Note has been converted pursuant to Section 1(a), the Holder shall surrender this Note to the Maker.  In connection with a conversion of this Note in accordance with Section 1(a), the Holder shall also deliver to the Maker all other documents that the Maker reasonably requests to be executed in connection with such conversion, including without limitation, such documents required to be executed by any other purchasers of Financing Conversion Securities in a Qualified Financing, including without limitation, any stock purchase, shareholders or investor rights agreements, it being understood that the Holder shall have an opportunity to review and comment on such documents prior to their execution, and that the Maker agrees to reasonably consider such comments.  This Note and all documents and instruments that are being delivered to the Maker shall be sent to the Maker’s principal business address set forth above or such other address as may be designated by the Maker.  On the date of conversion of this Note, the Maker, at its expense, will cause to be issued in the name of the Holder of this Note, a certificate or certificates for the number of equity securities to which the Holder is entitled.  Such certificate or certificates shall be delivered to the Holder promptly after the date of conversion of this Note to the Holder’s address set forth above or such other address as may be designated by the Holder.

2.             Payment.

(a)           Payment of Principal and Interest.  Payment of principal and Interest shall be made in lawful tender of the United States and shall be credited first to the accrued Interest then due and payable, with the remainder applied to principal.

(b)           No Prepayment of the Note.  This Note may not be prepaid in whole or in part without the consent of a majority-in-interest of the outstanding principal balance of the convertible promissory notes issued in connection with the Financing (the “Bridge Loan Notes”), and in such event, only in the same proportion as all other Bridge Loan Notes are prepaid.

3.             Default.  The entire unpaid principal balance of this Note and all accrued and unpaid Interest thereon and all other fees, charges, costs and expenses hereunder shall become immediately due and payable, without demand, prior to the maturity of this Note, at the election of holders of a majority-in-interest of the aggregate principal balance under the Bridge Loan Notes, upon the occurrence of any one or more of the following events (each, an “Event of Default”):

(i)            The failure of the Maker to pay any amount when due under this Note or any of the other Bridge Loan Notes;

(ii)           The material breach by the Company of (x) any other term or condition under this Note or any of the other Bridge Loan Notes or (y) any term or condition under any Subscription Agreement by and between the Company and any holder of a Bridge Loan Note or that certain Investor Rights Agreement by and among the Company and the holders of the Bridge Loan Notes, which breach is not remedied within thirty (30) days after the Company receives written notice thereof;

(iii)          The filing of any complaint, application or petition seeking relief or the entry of any order or judgment for any such relief with respect to the Maker pursuant to the United States Code entitled “Bankruptcy,” as amended from time to time, or pursuant to any similar state or federal law or procedure for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for debtors;

(iv)          The appointment of any trustee, receiver, master, assignee, liquidator, custodian, or other similar party with respect to the Maker or any of its property; the taking of possession, custody or control of, the attachment by judicial process of, the issuance of an injunction with respect to, or creation of any other lien (other than a residential mortgage) upon, any part of the Maker’s property by any such party, all pursuant to court action or otherwise; or

(v)           The death or disability of Jeffrey C. Taylor or the failure of Jeffrey C. Taylor to be actively and substantially engaged in the business and affairs of the Company from and after September 7, 2005.

4.             Miscellaneous Provisions.

(a)           The Holder agrees that no shareholder, director or officer of the Maker shall have any personal liability for the repayment of this Note.

(b)           If any provision of this Note shall be determined to be invalid or unenforceable under law, such determination shall not affect the validity or enforcement of the remaining provisions of this Note.  Notwithstanding any provision contained herein, the maximum amount of Interest and other charges in the nature thereof contracted for, or payable hereunder, shall not exceed the maximum amount that may be lawfully contracted for, charged and received in this loan transaction, all as determined by the final judgment of a court of competent jurisdiction, including all appeals therefrom.

(c)           None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of the Maker and holders of a majority-in-interest of the aggregate outstanding principal balance under the Bridge Loan Notes.  Any exclusion, modification or amendment effected in accordance with the preceding sentence shall be binding on the Holder; provided that any amendment or modification that affects the rights and obligations of the Holder differently than the rights and obligations of the other holders of the Bridge Loan Notes in light of each of their existing rights and obligations shall require the prior written consent of the Holder to be binding on the Holder.

(d)           All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts and this Note shall have the effect of a sealed instrument.

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IN WITNESS WHEREOF, the undersigned has executed this Note as an instrument under seal as of the date first written above.

EONS, INC.

By:

Name:

Title: